BKC SEMICONDUCTORS INCORPORATED
                                 6 Lake Street
                         Lawrence, Massachusetts 01841


                                                            February 14, 1997


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of BKC Semiconductors Incorporated (the "Company"), to be held on Tuesday, March 25, 1997 at 9:00 A.M.(Boston time) at The Marriott Hotel, 123 Old River Road Andover, MA 01810. The Board of Directors and I look forward to personally greeting those stockholders able to attend.

         The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain certain information about the Company and its officers and directors.

         Please sign and return the enclosed card as soon as possible in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, we urge you to sign and promptly return the proxy card. You can revoke it at any time before it is exercised at the meeting, or vote your shares if you attend the meeting.

         We look forward to seeing you.

                                        Very truly yours,


                                        /s/ James R. Shiring
                                        JAMES R. SHIRING
                                        President and Chief Executive Officer

                        BKC SEMICONDUCTORS INCORPORATED
                                 6 Lake Street
                         Lawrence, Massachusetts 01841

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To be Held on March 25, 1997

     The Annual Meeting of Stockholders of BKC Semiconductors Incorporated (the "Company") will be held at the Marriott Hotel, 123 Old River Road, Andover, Massachusetts, 01810, on Tuesday, March 25, 1997, at 9:00 A.M. (Boston time) to consider and act upon the following matters:

         1. To elect six directors to hold office for a term ending on the date of the annual meeting of stockholders following their election and until the election and qualification of their successors.

         2. To ratify the selection by the Board of Directors of Sullivan Bille, P.C. as the Company's independent auditors for the fiscal year ending September 30, 1997.

         3. To transact such other business as may properly come before the any meeting, and and all adjournments thereof.

         Stockholders of record at the close of business on January 31, 1997, are entitled to notice of and to vote at the meeting and any adjournments thereof. The stock transfer books of the Company will remain open between such date and the meeting date.

         All stockholders are cordially invited to attend the meeting.


                              By order of the Board of Directors


                              /s/ John L. Campbell, Clerk and Secretary
                              JOHN L. CAMPBELL, Clerk and Secretary


February 14, 1997


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF SUCH STOCKHOLDER HAS RETURNED A PROXY.

                        BKC SEMICONDUCTORS INCORPORATED
                                 6 Lake Street
                         Lawrence, Massachusetts 01841


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                          To be held on March 25, 1997


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of BKC Semiconductors Incorporated (the "Company"). This Proxy Statement is for use at the Annual Meeting of Stockholders to be held on March 25, 1997, at 9:00 A.M. (Boston time) and at any adjournment or postponement of that meeting. All proxies will be voted in accordance with the instructions contained in the respective proxies, and, if no choice is specified, the proxies will be voted in favor of the proposals set forth in the Notice of Annual Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised, by filing a later dated proxy or written notice of revocation with John L. Campbell, Clerk and Secretary of the Company, or by voting in person at the meeting.

         The Board has fixed January 31, 1997, as the record date for determination of stockholders entitled to vote at the Annual Meeting. At the close of business on January 31, 1997, there were outstanding and entitled to vote 1,276,411 shares of Common Stock of the Company. Each share is entitled to one vote. The affirmative vote of the holders of a plurality of the shares present or represented at the meeting, at which a quorum is present, is required for the election of directors. Approval of the other matters which are before the meeting will require the affirmative vote of the holders of a majority of the shares present or represented at a meeting, at which a quorum is present. (For purposes of the matters before this meeting, under the Company's by-laws, a quorum shall consist of a majority of all shares of stock then issued and outstanding and entitled to vote at the meeting.)

         Shares as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of particular matters will be deemed represented for quorum purposes but will not be deemed to be voting on such matters, and, therefore, will not be counted as negative votes as to such matters. Votes will be tabulated by the Company's transfer agent subject to the supervision of persons designated by the Board of Directors as inspectors.

         The Company's Annual Report to Stockholders (Form 10-K) for the year ended September 30, 1996, is being mailed to stockholders along with the issuance of this Proxy Statement. The date of mailing of this Proxy Statement is expected to be on or about February 14, 1997.

              STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of January 31, 1997, by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) each of the Company's directors who owns Common Stock; (iii) the executive officers named in the Summary Compensation Table on Page 5; and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown as being beneficially owned by such person, based on information provided by such owners.



                                                                 Percent of
Name                                         Common Stock         Shares
                                           Beneficially Owned   Outstanding

Gerald T. Billadeau (1) ...............        200,180             15.7

John L. Campbell (1) ..................        184,660             14.5

William J. Kady (1) ...................        206,307             16.2

Albert A. Magdall (2) .................         35,824              2.8

W. Randle Mitchell, Jr. (2) ...........          2,824               *

James R. Shiring ......................              0               0

All officers and directors as a group
   (6 persons) (1)                             629,795             49.1
________________________________

*Less than 1%
(1) Includes beneficial ownership of 6,440 shares of Common Stock held by spouses
(2) Includes 2,824 shares which may be acquired by exercise of stock options within 60 days after February 1, 1997.


                             ELECTION OF DIRECTORS
                               (Item 1 of Notice)

         There are currently six members of the Board, whose terms expire at the 1997 Annual Meeting of Stockholders. The Board has fixed the number of directors for the ensuing year at six and nominated Albert A. Magdall, James R. Shiring, Gerald T. Billadeau, William J. Kady, John L. Campbell and W. Randle Mitchell, Jr. for re-election to the Board. The shares represented by the enclosed proxy will be voted to elect Messrs. Magdall, Shiring, Billadeau, Kady, Campbell and Mitchell unless such authority is withheld by marking the proxy to that effect.

         If Messrs. Magdall, Shiring, Billadeau, Kady, Campbell, and Mitchell are elected, they have consented to serve as Directors for a term of one year, expiring at the 1998 Annual Meeting of Stockholders and when their successors are duly elected and qualified. If any of Messrs. Magdall, Shiring, Billadeau, Kady, Campbell, and Mitchell become unavailable for election (although that is not currently contemplated), the shares represented by the enclosed proxy, unless authority has been withheld as to such nominee, may be voted for election of a substitute.

         Mr. Shiring, age 56, has a professional background covering 33 years of progressive global experience in the electronics industry with the focus on semiconductor components. Mr. Shiring was Managing Director of Clare Europe, a unit of CP Clare, a worldwide manufacturer of electronic components, from November, 1993 to October, 1995, and prior to that Chief Operating Officer of the parent company of CP Clare. Mr. Shiring has also worked for Westinghouse Semiconductor Division, Varian, Semicon, Teledyne, and Theta-J Corporation, the forerunner to CP Clare Corporation. Mr. Shiring joined BKC Semiconductors Incorporated as President and Chief Executive Officer on March 13, 1996 and joined the Board on March 22, 1996.

         Mr. Magdall, age 61, was elected to the Board of Directors on November 21, 1994. He was elected Chairman of the Board in May of 1995. In July of 1995, Mr. Magdall was elected by the Board to serve as interim President and Chief Executive Officer. On March 13, 1996, Mr. Shiring became President and Chief Executive Officer, and Mr. Magdall resumed his role as Chairman and an independent Director. In 1992 and 1993, he held the position of Senior Vice President of Genicom Corporation (NASDAQ), a company involved in the manufacture and sales of computer printers. In this position, the Company's four European Sales and Service subsidiary companies were under his direction. Form 1960 until 1987, Mr. Magdall was employed by IBM Corporation where he had a long record of successful management in product development and manufacturing. In 1979 and 1980, Mr. Magdall served as secretary to the IBM Corporate Management Committee reporting to the Chairman of the Board. From 1980 until 1987, Mr.Magdall served as a Vice President in several IBM business areas.

         Mr. Mitchell, age 62, has been a member of the Board since December 16, 1994, and is currently Chairman of the Board and Chief Executive Officer of Learning Services Corporation (a privately held company specializing in post-acute acquired brain injury rehabilitation). He previously served as President and Chief Executive Officer and a director of Amoskeag Company (NASDAQ) from 1992 to 1994, and as its Chief Financial Officer from 1979 to 1991. He also served as Executive Vice President and Chief Financial Officer of Amoskeag's 80% controlled subsidiary, Fieldcrest Cannon, Inc. (NYSE), from 1985 to 1990. Mr. Mitchell has also served as Chairman of the Board of the Bangor and Aroostook railroad, a subsidiary of Amoskeag Company, as a director and Chairman of the Audit Committee of the Keesville National Bank (New York), as a director of Fanny Farmer Candy Shops, Inc. and as a director of Boston Bancorp and the South Boston Savings Bank.

         Mr. Campbell, age 62, is a founder of the Company and has served as Vice President of Sales and Clerk and Secretary since 1985 and has been a member of the Board since its inception. From 1968 to 1985, Mr. Campbell held a number of sales and marketing positions in the ITT Semiconductors Division of ITT, lastly as Eastern Regional Sales Manager. He is currently Strategic Marketing and Distribution Sales Director for BKC Semiconductors Incorporated.

         Mr. Kady, age 56, is a founder of the Company and has served as Vice President Operations and Treasurer since 1985 to 1995 and has been a member of the Board since its inception. He is currently Vice President of Quality. Mr. Kady previously served in various capacities in the ITT Semiconductors Division of ITT, primarily in the areas of engineering, quality and reliability.

         Mr. Billadeau, age 55, was a founder of the Company in 1985 and served as President and Chief Executive Officer from 1985 until July, 1995 when he became Vice President of Finance and Chief Financial Officer. In June, 1996 Mr. Billadeau left BKC to pursue other interests and has been a member of the Board since its inception. Prior to the founding of BKC, Mr. Billadeau served as Vice President and Controller of the ITT Semiconductors Division of ITT from 1980 to 1985. From 1973 to 1980, Mr. Billadeau served as Assistant Controller and Financial Manager of a subsidiary of ITT.

         In accordance with Massachusetts law, the President, Treasurer and Clerk are elected annually by the Board to serve until the first meeting of the Board following the next annual meeting of stockholders and until their successors are elected and qualified.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors

         The Board of Directors met twelve times during the fiscal year ended September 30, 1996. Each director attended at least 75% of the meetings of the Board (held during the period for which he was a director) and meetings of the committees of the Board on which he served.

Compensation Committee

         Messrs. Magdall and Mitchell serve on the Compensation Committee, with Mr. Magdall the Chairman. During Mr. Magdall's interim role as President and CEO, Mr. Mitchell served as the chairman and any decisions involving Mr. Magdall's compensation were resolved by Mr. Mitchell and the other Board members, excluding Mr. Magdall. During the fiscal year ended September 30, 1996, the Compensation Committee met four times. The Compensation Committee reviews and recommends to the Board the compensation and benefits of all executive officers of the Company and reviews general policy relating to compensation and benefits of employees of the Company.

Audit Committee

         The Audit Committee currently consists of Messrs. Mitchell and Magdall, with Mr. Mitchell the Chairman. During the fiscal year ended September 30, 1996, the committee met three times. The Audit Committee is responsible for reviewing audit performance and ensuring adequate audit coverage.

Nominating Committee

         The Company does not have a nominating or similar committee.

                             EXECUTIVE COMPENSATION

Employment Agreements

         On March 13, 1996, the Company and Mr. James R. Shiring entered into an employment agreement which provides for benefits and an annual base salary of $130,000. The agreement renews for a one year period on September 30, 1997 and continues to renew for one year periods thereafter, unless employment is terminated per the agreement.

         On March 22, 1996 the Compensation Committee recommended to the Board of Directors that the Company agree to a consulting arrangement with Messrs. Billadeau, Kady, and Campbell in the event that the Company terminates their employment. In that event, each will receive a consulting fee of $50,000 to be paid monthly, in equal installments, over a 12-month period.

Compensation of Executive Officers

         The following table sets forth the compensation paid by the Company for services in all capacities to the Company for the fiscal years ended September 30, 1996, 1995, and 1994 to the two individuals who served as Chief Executive Officer during fiscal 1996 (the "Named Executive Officers"). None of the Company's other executive officers had a total annual salary and bonus exceeding $100,000 during fiscal 1996.




                              OFFICER COMPENSATION
                              --------------------
                                                  Annual Compensation      Long-term Comp
                                  Fiscal                                    Awards ($)         Misc.
Name                               Year          Salary($)    Bonus($)    Restricted Stock     Comp. $

Albert A. Magdall (1)              1996          26,041.65(2)     0           ---               ---
Chairman, interim President and    1995                  0                $61,000(2)            ---
Chief Executive Officer, Director  1994              ---        ---           ---               ---

James R. Shiring (3)               1996          92,500.00        0             0               700 (4)
President and CEO, Director        1995              ---        ---           ---               ---
                                   1994              ---        ---           ---               ---

________________________________________

(1)  Mr. Magdall served as interim President and Chief Executive Officer of the
     Company until March 13, 1996.
(2)  During  fiscal  1995 and the first  quarter of fiscal  1996,  while serving as interim President and CEO, Mr. Magdall was compensated in the form of
     33,000  shares  of  unregistered  common  stock,  and  $12,200  to  cover  taxes associated  with such  issuance.  The Company has  granted Mr.  Magdall  certain registration  rights with respect to such shares. This compensation was reported in last year's proxy.
(3)  Mr. Shiring became President and Chief Executive Officer of BKC
     Semiconductors Incorporated on March 13, 1996.
(4)  Premium cost of life insurance policy for Mr. Shiring.



                                                                                Potential Realizable Value at
                    Number of      Percent of Total                                       Assumed Annual Rates of Stock Price
                    Securities     Options Granted                                        Appreciation for Option Term (2)
                    Underlying     to Employees in     Exercise Price                     ----------------------------------
Name              Options (#)(1)     Fiscal Year          ($/Share)      Expiration Date              5%         10%
----              -------------    ---------------     --------------   ---------------
Albert A. Magdall      2,000              0.9%             3.75              4/01/06                $4,717     $11,953
James R. Shiring      75,000             35.3%             2.00              3/19/06               $94,500    $239,250


(1)  These options vest within three years from the date of grant.
(2) As required by the rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the Common Stock will appreciate in value from the date of grant to the end of the option term at rates (compounded annually) of 5% and 10%, respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Company's common stock

                       OPTION GRANTS IN LAST FISCAL YEAR

         Mr. Shiring was granted an option on 75,000 shares of the Company's stock under the Employee Stock Option Plan on March 19, 1996 at $2.00 per share. This option expires on March 19, 2006.

                         FISCAL YEAR-END OPTION VALUES

         The following table sets forth information regarding the number of vested and unvested options and the unrealized value or spread (the difference between the exercise price and the market value) of unexercised options issued by the Company and held by the Named Executive Officers on January 31, 1997, based on market close share price of $1.875 on January 31, 1997



                                        Number of Shares              Value of Unexercised
                                          Underlying                      In-the-Money
                                        Unexercised Options(#)             Options ($)
                                        Vested      Unvested          Vested      Unvested
                                        ------      --------          ------      --------
Albert A. Magdall                       2,118         3,412             $0           $0
James R. Shiring                            0        75,000             $0           $0



                            DIRECTORS' COMPENSATION

         When Messrs. Mitchell and Magdall were added to the Board in 1994, compensation agreements and reimbursement of expenses were approved for them by the Previous Compensation Committee and modified by a Board of Directors meeting held on July 23, 1996 to:

         1.  Reimbursement for expenses related to attendance at each meeting.

         2. Payment of $1,000.00 for each Board of Directors meeting attended, and $500.00 for each committee meeting attended. If the meeting occurs the same day, only the Board Meeting fee will be paid.(1)

         3. Grant of stock options valued at $7,500.00 each year pursuant to the Company's Non-Employee Director Stock Option Plan by the stockholders of the Company.

         4. Mr. Schmidt replaced Mr. Billadeau as the Company's Treasurer and Mr. Billadeau will now receive compensation and reimbursement as an outside director.

--------------------------

         (1) Mr. Magdall did not receive any such compensation while serving as the interim President and Chief Executive Officer.

                              CERTAIN TRANSACTIONS

         There have been no transactions between the Company and any of its officers, directors, principal stockholders and their affiliates.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         This report, prepared by the Compensation Committee, addresses the Company's executive compensation policies and the basis on which fiscal 1996 executive officer compensation determinations were made. The Compensation Committee designs and approves all components of executive pay.

         During fiscal 1996, the Compensation Committee members were Albert A. Magdall and W. Randle Mitchell, Jr. During Mr. Magdall's interim role as President and Chief Executive Officer, Mr. Mitchell served as Chairman of the Compensation Committee. Any decisions involving Mr. Magdall's compensation were decided by Mr. Mitchell and the other members of the Board of Directors, excluding Mr. Magdall.

Compensation Philosophy

         The objectives of the Company's executive compensation program are (i) to enable the Company to attract, retain and award executives who contribute to both the short-term and the long-term success of the Company, (ii) align compensation with business objectives and individual performance, and (iii) tie the interests of the Company's executives to the interests of the Company's stockholders. The primary components of the Company's executive compensation program are salary, stock options, and performance-related bonuses. The Compensation Committee believes that executive compensation packages should be viewed as a whole in order to properly asses their appropriateness.

         In establishing total compensation packages for its executive officers, the Compensation Committee takes into account the compensation packages offered to executives of other semiconductor equipment companies of similar stature, length of service, prior experience and the Compensation Committee's judgment as to individual contributions. These factors are not assigned specific mathematical weight.

Salary

         As described in the section on Executive Compensation on Page 4.

Bonus

         No executive officer bonuses were paid for fiscal 1996. Beginning Fiscal Year 1997, Mr. Shiring and several key employees will receive bonuses if the Company meets or exceeds its earnings targets as committed to the Board of Directors in the Company's 1997 Operating Plan.

Stock

         Messrs. Magdall and Mitchell were granted stock options on April 1, 1995, under the Company's compensation plan for directors. When Mr. Magdall was asked by the Board of Directors to serve as its Chairman, and then later as interim President and Chief Executive Officer, he agreed to take his compensation for calendar year 1995 in Company stock, with a cash payment only to cover the tax requirements. This was intended to demonstrate a commitment to increase stockholder value. The amounts are outlined in the section on Officer Compensation on Page 5.


                                   Compensation Committee


                                   /s/ W. Randle Mitchell, Jr.
                                   /s/ Albert A. Magdall
                                   W. Randle Mitchell, Jr.
                                   Albert A. Magdall

               COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

         The following performance graph assumes an investment of $100 on August 21, 1992 (the date the Company's common stock was first registered under Section 12 of the Securities Exchange Act of 1934) and compares the change thereafter in the market price of the Company's common stock with a broad market index (S&P 500) and an industry index (S&P Electronics (Component Distributors)-500). The Company paid no dividends during the periods shown; the performance of the indices is shown on a total return (dividend reinvestment) basis. The graph lines merely connect fiscal year-end dates and do not reflect fluctuations between those dates. It should be noted that the Standard & Poor's "S&P 500 Midcap Electronic Components & Equipment" index that was used for the fiscal year 1995 proxy has been replaced for fiscal year 1996 with the "S&P Electronics (Component Distributors)-500" index.



                                                       INDEXED   RETURNS
                                                         Years  Ending
                                        Base
                                       Period
Company/Index                         21 Aug 92   Sep-92    Sep-93    Sep-94    Sep-95    Sep-96

BKC Semiconductors Incorporated         100        92.59    103.70     57.41     70.37     51.85
S&P Electronics (Component
  Distributors)-500                     100       109.44    116.43    130.24    134.63    158.83
S&P 500 Index                           100       101.18    114.34    118.55    153.81    185.09


[GRAPHIC APPEARS HERE]

This graphic depicts in visual form the comparison of BKC versus its benchmarks. The chart above provides the numbers that correspond to this graphic.


         The Compensation Committee report on Executive Compensation and the Comparison of Total Stockholder Return information above shall not be deemed "soliciting material" or incorporated by reference into any of the Company's filings with the Securities and Exchange Commission by implication or by any reference in any such filing to this Proxy Statement.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No person serving on the Compensation Committee at any time during fiscal 1996 was a present or former officer or employee of the Company or any of its subsidiaries, except for Albert A. Magdall, who served as interim President and Chief Executive Officer of the Company from July, 1995 to March 13, 1996. During fiscal 1996, no executive officer of the Company served as a member of the Board of Directors or compensation committee (or other Board committee performing equivalent functions) of another entity, one of whose executive officers served on the Company's Board of Directors or Compensation Committee.

                              APPROVAL OF AUDITORS
                               (Item 2 of Notice)

      The Board has selected the firm of Sullivan Bille, P.C., independent certified public accountants, as auditors of the Company for the fiscal year ending September 30, 1997, and is submitting the selection to stockholders for ratification. The Board recommends a vote "FOR" this proposal. Unless the proxy indicates otherwise, the shares represented by the enclosed proxy will be voted to approve such selection.

         Although there is no legal requirement that this matter be submitted to a vote of the stockholders, the Board believes that the selection of independent auditors is of sufficient importance to seek stockholder ratification. In the event Sullivan Bille, P.C. is not ratified by the affirmative vote of the holders of a majority of the shares present or represented at the Annual Meeting, at which a quorum is present, the Board will reconsider its selection.

         Representatives of Sullivan Bille, P.C. are expected to attend the Annual Meeting of Stockholders. They will have an opportunity to make a statement and will also be available to respond to appropriate questions from stockholders.

                              SECTION 16 REPORTING

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of its common stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, the Company believes that during fiscal 1996, with the exception of Mr. John L. Campbell, who had certain transactions relating to the sale of his owned common stock and filed Form 4 relative to this transaction late, all such filing requirements were complied with.

                     STOCKHOLDER PROPOSALS FOR 1998 MEETING

         Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office, 6 Lake Street, Lawrence, Massachusetts 01841, Attention: President and Chief Executive Officer, not later than October 17, 1997, for inclusion in the Proxy Statement for that meeting. Other requirements for inclusion are set forth in Rule 14a-8 under the Securities Exchange Act of 1934.


                                 OTHER MATTERS

         The Board does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

         All costs of solicitation of proxies by management will be borne by the Company. In addition to solicitations by mail, the Company's Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone or personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the beneficial owners of the Company's stock held in the names of such brokers, custodians and fiduciaries, and the Company will reimburse them for their out-of-pocket expenses in this connection.

                                   By order of the Board of Directors


                                   /s/ John L. Campbell, Clerk and Secretary
                                   John L. Campbell, Clerk and Secretary

February 14, 1997

         The Board hopes that stockholders will attend the meeting.  WHETHER
OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

                      SOLICITED BY THE BOARD OF DIRECTORS
                        BKC SEMICONDUCTORS INCORPORATED
                ANNUAL MEETING OF STOCKHOLDERS -- MARCH 25, 1997

P    The undersigned hereby appoints Albert A. Magdall, James R. Shiring, Gerald
R    T. Billadeau, William J. Kady, John L. Campbell, and W. Randle Mitchell,
O    Jr. and each of them, with power of substitution, proxies for the
X    undersigned and authorizes them, and each of them, to represent and vote,
Y as designated, all of the shares of common stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Marriott Hotel, 123 Old River Road, Andover, Massachusetts, at 9:00 A.M. (Boston time) on March 25, 1997, and at any adjournments or postponements of such meeting, for the following purposes and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with and as described in the Notice and accompanying Proxy Statement. If no direction is given, this proxy will be voted FOR all proposals.




___  PLEASE MARK VOTES AS IN THIS EXAMPLE.


RECORD DATE SHARES

1.   Election of directors to hold office for a one-year term.                  FOR  WITHHELD  FOR ALL
     Nominees:                                                                  ALL  FROM ALL  EXCEPT
       Albert A. Magdall           William J. Kady
       James R. Shiring            John L. Campbell
       Gerald T. Billadeau         W. Randle Mitchell, Jr.                      ___     ___      ___

       NOTE: If you do not wish your shares volted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through that nominee's name. Your shares will be voted for the remaining nominees.

2.   To approve the selection by the Board of Sullivan Bille, P.C., as the      FOR  WITHHELD  FOR ALL
     Company's independent auditors for the fiscal year ending September 30,    ALL  FROM ALL  EXCEPT
     1997.

     The Board of Directors recommends a vote FOR proposals 1 and 2.            ___     ___      ___


MARK BOX AT RIGHT IF YOU PLAN TO ATTEND THE MEETING.                        ___

MARK BOX AT RIGHT IF AN ADDRESS CHANGE OR                                   ___
COMMENT HAS BEEN NOTED ON THE REVERSE OF THIS
CARD

Please sign exactly as your name appears on your stock certificate. If you are signing on behalf of a corporation or as an attorney, executor, trustee, fiduciary, administrator, guardian or in any other representative capacity, sign name and title.
                         Stockholder sign here ________________________________

                         Date  ________________________________________________

                         Co-owner sign here ___________________________________

                         Date _________________________________________________


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
   ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.